Exhibit 99.1

Semler Reports Second Quarter and Year-to-date 2016 Financial Results

Sequential Revenue Growth of Cardiovascular Business

PORTLAND, Ore. – July 29, 2016 – Semler Scientific, Inc. (Nasdaq: SMLR; “Semler”), an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare insurers and physician groups, today reported financial results for the second quarter and year-to-date ended June 30, 2016.

“Clients have begun to migrate to QuantaFlo™, our latest cardiovascular product, from our lower-priced predecessor product,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “These upgrades along with business from new clients are central features of our plan to achieve the goals of profitability, positive cash flow from operations and minimal shareholder dilution in 2016,” he added.

FINANCIAL RESULTS

In the three months ended June 30, 2016, compared to the three months ended June 30, 2015, Semler had:

•	Revenue of $1,636,000, an increase of $333,000, compared to $1,303,000
•	Total operating expense, which includes cost of revenue, of $2,506,000, a decrease of $114,000, compared to $2,620,000
•	Cost of revenue of $533,000, an increase of $272,000, compared to $261,000
•	Net loss of $966,000, or $0.19 per share, a decrease of $375,000, compared to a net loss of $1,341,000, or $0.27 per share

In the six months ended June 30, 2016, compared to the corresponding period of 2015, Semler had:

•	Revenue of $3,136,000, an increase of $631,000, compared to $2,505,000
•	Total operating expense, which includes cost of revenue, of $4,937,000, a decrease of $235,000, compared to $5,172,000
•	Cost of revenue of $950,000, an increase of $448,000, compared to $502,000
•	Net loss of $1,972,000, or $0.38 per share, a decrease of $741,000, compared to a net loss of $2,713,000, or $0.56 per share

In the three months ended June 30, 2016, compared to three months ended March 31, 2016, Semler had:

•	Revenue of $1,636,000, an increase of $135,000, compared to $1,501,000
•	Total operating expense, which includes cost of revenue, of $2,506,000, an increase of $73,000, compared to $2,433,000
•	Cost of revenue of $533,000, an increase of $116,000, compared to $417,000

•	Net loss of $966,000, or $0.19 per share, a decrease of $40,000, compared to a net loss of $1,006,000, or $0.20 per share
•	Cash of $1,022,000, a decrease of $419,000, compared to $1,441,000

Semler issued promissory notes to obtain $240,000 of capital in the second quarter of 2016.

First Half 2016 Highlights

The major accomplishments of 2016 to date are as follows:

1)	Increased the established base of QuantaFlo™ installations with large health insurance company customers

2)	Continued migrating customers to QuantaFlo™ from the lower-priced predecessor product

In 2016, revenue from QuantaFlo™ is expected to continue to grow due to an increasing number of installations, higher average pricing and the recurring revenue business model.

Semler plans to re-start WellChec™ business in the fourth quarter of 2016. WellChec™ was responsible for both substantial revenue growth and associated start-up costs in the fourth quarter of 2015, which impacts comparisons of both revenue and operating expense from sequential quarterly periods. Because Semler does not give financial guidance, the magnitude of these changes and progress will be reported during the quarterly earnings releases.

“We continue to grow QuantaFlo™ revenue and have reduced net operating loss,” said Dr. Murphy-Chutorian. “We anticipate that our common stock will be quoted on the over-the-counter market (OTC QB) following delisting from NASDAQ, which we anticipate will occur on or around August 8th. Our plan is for our current cash position to be sufficient to fund operations until achieving our goal of profitability at which time we will give consideration to relisting on NASDAQ capital market,” he added.

Notice of Conference Call

Semler will host a conference call at 11 a.m. EDT, Friday, July 29, 2016. The call will address second quarter results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing 877-359-9508 for domestic callers and 224-357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Second Quarter 2016 Financial Results Call, conference ID#: 49007153" The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Unaudited Condensed Statements of Operations

(In thousands, except share and per share amounts)

	(Unaudited)
	For the three months ended June 30		For the six months ended June 30
	2016	2015	2016	2015

Revenue	$1,636	1,303	$3,136	2,505

Operating expenses:
Cost of revenue	533	261	950	502
Engineering and product development	182	406	452	715
Sales and marketing	1,028	1,288	2,001	2,495
General and administrative	763	665	1,534	1,460

Total operating expenses	2,506	2,620	4,937	5,172

Loss from operations	(870)	(1,317)	(1,801)	(2,667)

Other expense:	(96)	(24)	(171)	(46)

Net loss	$(966)	$(1,341)	$(1,972)	$(2,713)

Net loss per share, basic and diluted	$(0.19)	$(0.27)	$(0.38)	$(0.56)

Weighted average number of shares used in computing basic and diluted loss per share	5,123,568	4,978,878	5,123,568	4,871,614

Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	(Unaudited)
	As of	As of
	June 30, 2016	December 31, 2015

Cash and restricted cash	$1,022	$405
Other current assets	733	1,347
Noncurrent assets	1,306	1,327
Total assets	3,061	3,079

Current liabilities	3,280	4,108
Non-current Liabilities	2,312	43
Stockholders' deficit	(2,531)	(1,072)
Total liabilities and stockholders' deficit	$3,061	$3,079

About Semler Scientific, Inc.:

Semler Scientific, Inc., is an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare insurers and physician groups. Our mission is to develop, manufacture and market innovative proprietary products and services that assist our customers in evaluating and treating chronic diseases. Our first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015 we received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015. In April 2015, we launched our multi-test service platform, WellChec™, to more comprehensively evaluate our customers’ patients for chronic disease, including heart attacks and strokes. We believe the combination of our proprietary test, QuantaFlo™, and our multi-test service platform, WellChec™, position us to provide valuable information to our insurance company and physician customers, which in turn permit them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding achieving profitability and cash flow from operations with minimal shareholder dilution, plans regarding WellChec™ as well as WellChec™ contract renewals and service expansion, the trading market for its securities as well the effects of Semler Scientific’s products and services on prevention and healthcare costs. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its cardiovascular testing products or adopt or renew WellChec™, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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